UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2017

VALERO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

(§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective September 20, 2017, the Board of Directors (the “Board”) of Valero Energy Corporation (“Valero”) approved Amended and Restated Bylaws of Valero (the “Bylaws”) which include amendments (the “Immediately Effective Bylaw Amendments”) to, among other things, permit special meetings of the stockholders of Valero to be called by stockholders holding at least 20% of the voting stock of Valero. The stockholders calling a meeting are required to submit a request setting forth in writing, among other things, (i) a description of the specific purpose of the meeting, the matters proposed to be acted on at the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of each shareholder, (iii) the number of shares of each class of stock owned of record or beneficially by each such stockholder, (iv) documentary evidence that the requesting stockholders own at least 20% of the voting stock of Valero, (v) certain information relating to each such stockholder that would be required to be disclosed pursuant to applicable securities laws and (vi) a description of certain agreements and understandings between each stockholder and other persons.

A special meeting request will not be valid if it (i) does not comply with the Bylaws, (ii) relates to an item of business that is not a proper subject for stockholder action under applicable law, (iii) is an item of business that is the same or substantially similar (as determined in good faith by the Board) to a matter that was presented at a meeting of stockholders occurring within 90 days preceding the date of the stockholders’ request for a special meeting, or to a matter that is included in the Valero notice to be brought before a meeting of stockholders that has been called but not yet held, (iv) the special meeting request is delivered during the period commencing 90 days prior to the first anniversary of the previous year’s annual meeting of stockholders and ending on the date of the next annual meeting of stockholders, or (v) was made in violation of applicable securities laws.

The foregoing description of the Immediately Effective Bylaw Amendments is qualified by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.01 hereto, and is incorporated herein by reference. A marked comparison of the Bylaws indicating the Immediately Effective Bylaw Amendments is included as Exhibit 3.02 hereto.

Item 8.01	Other Events

On September 20, 2017, the Board also approved certain amendments (the “Charter Amendments”) to its certificate of incorporation to, among other things:

•	remove the 80% supermajority vote requirements for amendments to the Bylaws, thereby providing for majority voting as set forth under the Delaware General Corporation Law;

•	remove the 66-2/3% supermajority vote requirement for certain business combinations; and

•	permit stockholders to act by written consent.

The Charter Amendments are subject to stockholder approval, and will only become effective upon the filing of the Charter Amendments with the Secretary of State of the State of Delaware following approval of the Charter Amendments by the stockholders. Valero expects to submit the Charter Amendments for stockholder approval at Valero’s 2018 annual meeting of stockholders.

On September 20, 2017, the Board also approved, contingent upon the filing of the Charter Amendments with the Secretary of State of the State of Delaware following approval of the Charter Amendments by the stockholders, further Amended and Restated Bylaws to make corresponding amendments (the “Delayed Bylaw Amendments”) to remove the 80% supermajority vote requirements for amendments to the Bylaws and to permit stockholders to act by written consent.

The foregoing description of the Charter Amendments and the Delayed Bylaw Amendments is qualified by reference to the text of Valero’s proposed Charter Amendments and further Amended and Restated Bylaws, copies of which are filed as Exhibit 3.03 and Exhibit 3.04 hereto, respectively. A marked comparison of the proposed further Amended and Restated Bylaws indicating the Delayed Bylaw Amendments is included as Exhibit 3.05 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.01	Amended and Restated Bylaws of Valero Energy Corporation (amended and restated as of September 20, 2017).

3.02	Marked comparison of Amended and Restated Bylaws of Valero Energy Corporation (indicating the Immediately Effective Bylaw Amendments).

3.03	Proposed Amendments to Restated Certificate of Incorporation.

3.04	Proposed further Amended and Restated Bylaws of Valero Energy Corporation.

3.05	Marked comparison of the further Amended and Restated Bylaws of Valero Energy Corporation (indicating the Delayed Bylaw Amendments).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: September 20, 2017	by:	/s/ Jay D. Browning
Jay D. Browning
Executive Vice President and General Counsel